Exhibit 10.25

AMENDMENT TO
NON-COMPETITION, NON-SOLICITATION AND SEVERANCE BENEFIT AGREEMENT

This Amendment (“Amendment”) is made as of January 15, 2025, (“Amendment Date”) by and between Robert McDowell (“Employee”) and Choice Hotels International, Inc. (“Choice”), and amends that certain Non-Competition, Non-Solicitation and Severance Benefit Agreement between the parties approved by the Compensation and Management Development Committee of the Choice Board of Directors on February 22, 2019 (“Agreement”).

NOW, THEREFORE, in consideration of the promises contained in this Amendment, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree to the following terms:

1.Health Benefits. Section 6(e) of the Agreement is hereby deleted and replaced in its entirety with the following:

The first bi-weekly payment referenced in Section 6(a) above shall include an amount equal to Choice’s portion of the projected contributions needed to continue the Employee’s medical, dental and vision coverage under the Choice group medical, dental and vision programs during the Severance Period plus an amount equal to the tax gross-up on such Choice contributions determined based on the supplemental Federal tax rate plus Social Security, state and local taxes, as applicable. Employee may use such aggregate amount for any purpose. After the Termination Date, Employee shall be eligible to continue health insurance coverage at Employee’s own expense in accordance with and to the extent required by COBRA.

2.     Miscellaneous.

(a) All other provisions of the Agreement not modified by this Amendment remain in full force and effect.

(b) The Agreement and this Amendment contain the entire agreement of the parties, and supersedes all     other agreements, discussions or understandings concerning the subject matter. The Agreement may be changed only by an agreement in writing signed by both parties. Neither party is relying on any representations, warranties, promises or covenants that are not expressly contained in this Agreement.

Choice Hotels International, Inc.	Employee:
By: /s/ Patrick Cimerola	/s/ Robert McDowell